Filed Pursuant to Rule 424(i)
Registration No. 333-264468

PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424(i)
FOR FISCAL YEAR ENDED MARCH 31, 2024
(to Prospectus dated June 27, 2022)

FRANKLIN TEMPLETON HOLDINGS TRUST

Franklin Responsibly Sourced Gold ETF

Calculation of Registration Fees Pursuant to Rule 457(u)

This prospectus supplement filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended March 31, 2024. The calculation of the registration fee is included in an exhibit hereto.